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                                   EXHIBIT 3.7

                     AMENDMENT TO ARTICLES OF INCORPORATION

     CHANGING NAME FROM RESORT WORLD ENTERPRISES, INC., A NEVADA CORPORATION

                                       TO

                    REMEDENT USA, INC., A NEVADA CORPORATION

                              DATED OCTOBER 5, 1998

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                         RESORT WORLD ENTERPRISES, INC.

                  The undersigned President and Secretary of RESORT WORLD ENTERPRISES, INC., do hereby certify as follows:

         That the Board of Directors of said corporation at a meeting duly convened, held on August 29, 1998, adopted a resolution to amend the Amended Articles of Incorporation filed on NOV. 5, 1997 as follows:

ARTICLE 1 is hereby amended to read follows:

         The name of the Corporation is:
         REMEDENT USA, INC.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,075,288, that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon pursuant to an Action by Written Consent of the Shareholder of RESORT WORLD ENTERPRISES, INC.

                                                  /s/ Paul Minichiello
                                            ------------------------------------
                                            PAUL MINICHIELLO
                                            PRESIDENT

                                                 /s/ Dino Minichiello
                                            ------------------------------------
                                            DINO MINICHIELLO
                                            SECRETARY

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PROVIDENCE OF BRITISH COLUMBIA      }
                                    } ss.
COUNTY OF CANADA                    }

         On September 29, 1998, personally appeared before me, a Notary Public, PAUL MINICHIELLO, known to me to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and acknowledged that he executed the same:

                                       /s/ Cameron D. Pollack
                                  -----------------------------------------
                                  Notary Public

         (Notary Stamp or Seal)